Exhibit 10.23

Confidential treatment has been requested for redacted portions of this exhibit.

This copy omits the information subject to the confidentiality request. Omissions are designated as ***.

A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Supplemental Agreement (III) to Naquhua Business Cooperation Agreement

Party A: Anquying (Shanghai) Investment Consulting Co., Ltd.

Legal Representative: Chen Bingqing

Registered Address: Room 309-B, No. 89 East Yunling Road, Putuo District, Shanghai

Contact Person: Zhang Yifan

Telephone: ***********

Party B: Xi’an Quxie Financial Services Co., Ltd.

Legal Representative: Wang Yi

Registered Address: A2402-40, Tower B, Kairui Tower, Mingguang Road, Economic and Technological Development Area, Xi’an

Contact Person: Hao Xinhua

Telephone: ***********

This Agreement is executed on May 1, 2018 in Haidian District, Beijing.

WHEREAS:

Party A and Party B (collectively, the “Parties”, each a “Party”) have entered into the Naquhua Business Cooperation Agreement on December 25, 2017 (the “Master Agreement”), prescribing that the Parties cooperate with each other to carry out the “Naquhua” business.  The Parties have entered into the Supplemental Agreement (I) to the Naquhua Business Cooperation Agreement on February 5, 2018 (the “Supplemental Agreement I”), which amended Section 7.1, Section 7.2 and Section 7.3 of Chapter 7 (Payment of Expenses) of the Master Agreement.

NOW THEREFORE, on the basis of voluntariness, equality and mutual benefits, and upon sufficient negotiation between Party A and Party B, the Parties hereby reach the following supplemental agreement (this “Agreement”) based on the agreements aforesaid, which the Parties will mutually comply with.

1.              Unless otherwise prescribed by this Agreement, terms of this Agreement shall have the same meaning given to such terms in the Master Agreement and the Supplemental Agreement I.  Terms that have not been defined in this Agreement, the Supplemental Agreement I or any other agreement executed by the Parties shall be interpreted in accordance with the relevant laws, regulations and the industry practice.

2.              The Parties agree to amend Section 7.1 of Chapter 7 prescribed under the Master Agreement and the Supplemental Agreement I into the following provision:

7.1    The application technical service fee (alternatively referred to as the “Technical Service Fee”) prescribed in this section includes technical service fees incurred by the account activation and/or the user’s first expenditure.

7.1.1  With respect to the users applying for payment by using Naquhua through Ctrip.com (the “Ctrip Users”), Party A shall pay the Technical Service Fee to Party B in accordance with the following conditions:

(1) With respect to the Ctrip Users who activated Naquhua business before June 14, 2017 (inclusive), if Party A has performed its relevant obligation to pay the Technical Service Fee, Party B shall not require Party A to pay any additional Technical Service Fee due to the foregoing user’s first time use of Naquhua business after this Agreement becomes effective.

(2) With respect to the Ctrip Users who activated Naquhua business during June 15, 2017 (inclusive) and August 17, 2017 (inclusive), if Party A has performed its relevant obligation to pay the Technical Service Fee:

in the event there is any Technical Service Fee outstanding due to the foregoing user’s first time purchase within 365 days (inclusive) after the date of activation, such service fee shall be settled at the rate of RMB***/person. In the event of exceeding 365 days after the date of activation, Party B shall not require Party A to pay any additional Technical Service Fee due to the foregoing user’s first time use of Naquhua business.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as ***. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(3) Starting from August 18, 2017 (inclusive), the Technical Service Fee incurred by the Ctrip User’s activation and first time use of Naquhua business shall be settled at the rate of RMB***/person.

7.1.2 With respect to the users applying for payment by using Naquhua through Qunar.com (the “Qunar Users”), Party A shall pay Party B the Technical Service Fees in accordance with the following conditions:

(1) With respect to the Qunar Users who activated Naquhua business before August 17, 2017 (inclusive), if Party A has performed its relevant obligation to pay the Technical Service Fee, Party B shall not require Party A to pay any additional Technical Service Fee due to the foregoing user’s first time use of Naquhua business after this Agreement becomes effective.

(2)  Starting from August 18, 2017 (inclusive), the Technical Service Fee incurred by the Qunar Users’ activation and first time use of Naquhua business shall be settled at the rate of RMB ***/person.

7.1.3 The charging standard prescribed under this section shall be retrospective to the period from the date when Party A entered into cooperation in respect of Naquhua service with Party B and Party B’s affiliates or partners on Ctrip.com and Qunar.com, until the termination of this Agreement.

3.              This Agreement, the Master Agreement and the Supplemental Agreement I constitute all the agreements between the Parties with respect to the subject matter under the Master Agreement, and shall replace all the prior discussions, negotiations and agreements between the Parties with respect to the subject matter under the Master Agreement.  Any agreement and its supplemental agreement with respect to Naquhua business made by and between Party A and Party B, Party B’s affiliates or partners before execution of the Master Agreement shall be terminated upon this Agreement takes effect, however, all the relevant matters with respect to borrowings already accrued pursuant to the original agreement shall be performed and settled pursuant to the original agreement, except those with respect to payment of Technical Service Fee by Party A to Party B, Party B’s affiliates or partners.

4.              This Agreement shall, upon effective, constitute integral part of the Master Agreement, and shall bear the same legal effect as the Master Agreement.  In the event there is any discrepancy between this Agreement, the Master Agreement and the Supplemental Agreement I, this Agreement shall prevail, and other provisions of the Master Agreement and the Supplemental Agreement I shall continue to be binding upon both Parties.

5.              This Agreement shall be executed by both Parties in two (2) copies, each holding one (1) copy.  Each copy bears the same legal effect.

6.              This Agreement shall become effective upon being affixed with the company chop or contract chop by both Parties on the date first written above.

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Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as ***. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(the sealing block of Supplemental Agreement (III) to Naquhua Business Cooperation Agreement)

Party A: Anquying (Shanghai) Investment Consulting Co., Ltd. (seal)

/s/Anquying (Shanghai) Investment Consulting Co., Ltd.

(company chop)

Party B: Xi’an Quxie Financial Services Co., Ltd. (seal)

/s/Xi’an Quxie Financial Services Co., Ltd.